EXHIBIT 10.2.2
Union Carbide Corporation and Subsidiaries

SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED
SALES PROMOTION AGREEMENT

This Second Amendment (this “Amendment”) to the Second Amended and Restated Sales Promotion Agreement by and between Union Carbide Corporation (“UCC”) and The Dow Chemical Company (“TDCC”) dated January 1, 2004, as amended by the First Amendment dated March 22, 2013 (the “Agreement”) is made effective as of July 1, 2014 (the “Effective Date”).

BACKGROUND

WHEREAS, the parties to this Amendment have previously entered into the Agreement and now desire to amend the Agreement according to the terms in this Amendment. Any capitalized terms used in this Amendment, but not otherwise defined in this Amendment, are as defined in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	The following is added to Section 2:

(c) Notwithstanding subsection 2(a), Dow Chemical International Private Limited (“Dow India”), Dow AgroSciences India Pvt. Ltd. (“Dow Ag India”), Rohm and Haas (India) Pvt. Ltd. (“ROH India”), and any other TDCC Affiliate domiciled in India are prohibited from purchasing UCC Product and UCC shall not supply and shall not cause UCC Affiliates to supply UCC Product to Dow India, Dow Ag India, ROH India, or any other TDCC Affiliate domiciled in India.

2.	Section 4 is replaced in its entirety by the following:

4. Purchases by UCC and UCC Affiliates.

(a) UCC shall purchase and shall cause UCC Affiliates to purchase (in each case, as Purchaser) from TDCC or TDCC Affiliates (in each case as Supplier), and TDCC shall sell and shall cause TDCC Affiliates to sell (in each case as Supplier), TDCC Raw Materials solely to the extent necessary for the manufacture of UCC Products for sale to TDCC, TDCC Affiliates, and to third party customers pursuant to Paragraph 3 of this Agreement.
(b) If TDCC and UCC agree, in accordance with Paragraph 3(a), that it is in their best interests to have UCC and UCC Affiliates sell certain products to third party customers directly, then UCC may purchase and may cause UCC Affiliates to purchase (in each case, as Purchaser) from TDCC or TDCC Affiliates (in each case as Supplier), and TDCC shall sell and shall cause TDCC Affiliates to sell (in each case as Supplier), certain products manufactured by TDCC for resale to third party customers directly.

26

EXHIBIT 10.2.2
Union Carbide Corporation and Subsidiaries

3.	In order to memorialize the prior agreement between the parties relating to the transfer of title and risk of loss for exported product, Section 5 is replaced in its entirety by the following:

5. Transfer of Title and Risk of Loss. Title and risk of loss for product shall pass as follows:
(a) For domestic sales in the United States, title and risk of loss will transfer F.O.B. Supplier’s manufacturing facility.
(b) For overland shipments from the United States to Canada and Mexico, product will be shipped to Purchaser under the Incoterms® 2010 Delivered at Place (DAP) (specified frontier). The title to the goods will pass at the same time as the risk of loss under the Incoterm used.
(c) For overseas shipments, product will be shipped to Purchaser under the Incoterms® 2010 Delivered at Place (DAP) (named port of destination). The title to the goods will pass at the same time as the risk of loss under the Incoterm used.

4. Except as expressly amended by this Amendment, the Agreement remains in full force and effect and in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

The parties agree that this Amendment is effective as of the Effective Date listed above, and they have caused their authorized representatives to execute this Amendment below.

THE DOW CHEMICAL COMPANY	UNION CARBIDE CORPORATION

By: /s/ RONALD C. EDMONDS	By: /s/ IGNACIO MOLINA

Name: Ronald C. Edmonds	Name: Ignacio Molina

Title: Vice President and Controller	Title: Vice President, Chief Financial Officer
and Treasurer

27